                                                                 EXHIBIT 1.A.5.h
         FORM OF ILLUSTRATION OF DEATH BENEFITS, POLICY ACCOUNT VALUES
                         AND NET CASH SURRENDER VALUES

     The following tables illustrate how the Death Benefits, Policy Account Values and Net Cash Surrender Values of a Policy may change with the investment experience of the Subaccounts. The tables show how the Death Benefits, Policy Account Values and Net Cash Surrender Values of a Policy issued to an Insured of a given age and sex would vary over time if the investment return on the assets held in each Portfolio were a uniform, gross, annual rate of 0%, 6% and 12%.

     The tables on pages A-3 to A-8 illustrate a Policy issued to a male Insured, Age 40 in the Preferred Premium Class with a Face Amount of $100,000 and a Planned Periodic Premium of $1,000 paid at the beginning of each Policy Year. The Death Benefits, Policy Account Values and Net Cash Surrender Values would be lower if the Insured was in a nonsmoker or smoker class or a class with extra ratings since the cost of insurance charges would increase. Also, the values would be different from those shown if the gross annual investment returns averaged 0%, 6% and 12% over a period of years, but fluctuated above and below those averages for individual Policy Years.

     The second column of the tables show the amount to which the premiums would accumulate if an amount equal to those premiums were invested to earn interest, after taxes, at 5% compounded annually. The columns shown under the heading "Guaranteed" assume that throughout the life of the policy, the monthly charge for cost of insurance is based on the maximum level permitted under the Policy (based on the 1980 CSO Smoker/Nonsmoker Table), a Premium Expense Charge of 2%, maximum Monthly Administrative Fee of $12, and a daily charge for mortality and expense risks equivalent to an annual rate of 0.90%. The guaranteed Premiums Expense Charge assumes a 2% Premium Tax Charge. However, certain states may impose higher premium taxes. For those Policies, the Death Benefit, Policy Account Value, and Net Cash Surrender Value would be lower since the guaranteed Premium Expense Charge would be higher. The columns under the heading "Current" assume that throughout the life of the policy, the monthly charge for cost of insurance is based on the current cost of insurance rate, a Premium Expense Charge of 2.0%, current Monthly Administrative Fee of $7.50, and a daily charge for mortality and expense risks equivalent to an annual rate of 0.65%.

     The amounts shown in all tables reflect an averaging of certain other asset charges described below that may be assessed under the Policy, depending upon how premiums are allocated. The total of the asset charges reflected in the Current and Guaranteed illustrations, including the Mortality and Expense Risk Charge listed above, is 1.48% and 1.73%, respectively. This total charge is based on an assumption that an Owner allocates the Policy values equally among each Subaccount of the Separate Account.

     These asset charges reflect an investment advisory fee of 0.67% which represents an average of the fees incurred by the Portfolios during the most recent fiscal year and expenses of 0.16% which is based on an average of the actual expenses incurred by the Portfolios during the most recent fiscal year. For certain Portfolios, certain expenses were reimbursed or fees waived during 1999. It is anticipated that expense reimbursement and fee waiver arrangements will continue past the current year. Absent the expense reimbursement, the 1999 Total Annual Expenses would have been 1.21% for the Market Street Fund All Pro Small Cap Value Portfolio, 0.57% for the VIP Fund Equity-Income Portfolio, 0.66% for the VIP Fund Growth Portfolio, 0.91% for the VIP Fund Overseas Portfolio, 0.63% for the VIP II Fund Asset Manager Portfolio, 0.67% for the VIP II Fund Contrafund(R) Portfolio, 1.17% for the Strong Mid Cap Growth Fund II, and 3.23% for the Van Eck Worldwide Real Estate Portfolio. Similar expense reimbursement and fee waiver arrangements were also in place for the other Portfolios and it is anticipated that such arrangements will continue past the current year. However, no expenses were reimbursed or fees waived during 1999 for these Portfolios because the level of actual expenses and fees never exceeded the thresholds at which the reimbursement and waiver arrangements would have become operative. In the event that any expense reimbursement or fee waiver arrangement is not continued in future years, the expenses incurred by the Portfolios will be greater than otherwise would be the case.

     The tables also reflect the fact that no charges for Federal or state income taxes are currently made against the Subaccounts. If such a charge is made in the future, it would take a higher gross annual rate of return to produce the same Policy values.

     The tables illustrate the Policy values that would result based upon the hypothetical investment rates of return if premiums are paid and allocated as indicated, no amounts are allocated to the Guaranteed Account, and no Policy loans are made. The tables are also based on the assumption that the Owner has not requested an increase or decrease in the Face Amount, that no partial withdrawals have been made and no transfers have been made in any Policy Year.

     Upon request, PLACA will provide a comparable illustration of future benefits under the Policy based upon the proposed Insured's Age and Premium Class, the Death Benefit Option, Face Amount, Planned Periodic Premiums and riders requested. PLACA reserves the right to charge a reasonable fee for this service to persons who request more than one policy illustration during a Policy year.

     PROVIDENTMUTUAL -- FLEXIBLE PREMIUM ADJUSTABLE VARIABLE LIFE INSURANCE

 $100,000 FACE AMOUNT   MALE INSURED ISSUE AGE 40 PREFERRED
DEATH BENEFIT OPTION A      ANNUAL PREMIUM       $1,000

              ASSUMING HYPOTHETICAL GROSS ANNUAL RATE OF RETURN 0%

                       GUARANTEED (NET RATE OF -1.73%)    CURRENT (NET RATE OF -1.48%)
          PREMIUMS     --------------------------------   -----------------------------
END OF   ACCUMULATED    POLICY     NET CASH               POLICY    NET CASH
POLICY   AT 5% INT.    ACCOUNT    SURRENDER     DEATH     ACCOUNT   SURRENDER    DEATH
 YEAR     PER YEAR      VALUE       VALUE      BENEFIT     VALUE      VALUE     BENEFIT
------   -----------   --------   ----------   --------   -------   ---------   -------
   1        1,050         563           0      100,000       649          0     100,000
   2        2,153       1,101         251      100,000     1,273        423     100,000
   3        3,310       1,612         692      100,000     1,871        951     100,000
   4        4,526       2,096       1,106      100,000     2,440      1,450     100,000
   5        5,802       2,553       1,493      100,000     2,981      1,921     100,000
   6        7,142       2,979       1,849      100,000     3,491      2,361     100,000
   7        8,549       3,373       2,373      100,000     3,976      2,976     100,000
   8       10,027       3,734       2,984      100,000     4,434      3,684     100,000
   9       11,578       4,061       3,561      100,000     4,869      4,369     100,000
  10       13,207       4,351       4,101      100,000     5,291      5,041     100,000
  11       14,917       4,602       4,602      100,000     5,684      5,684     100,000
  12       16,713       4,808       4,808      100,000     6,043      6,043     100,000
  13       18,599       4,964       4,964      100,000     6,365      6,365     100,000
  14       20,579       5,065       5,065      100,000     6,647      6,647     100,000
  15       22,657       5,103       5,103      100,000     6,883      6,883     100,000
  16       24,840       5,072       5,072      100,000     7,200      7,200     100,000
  17       27,132       4,965       4,965      100,000     7,483      7,483     100,000
  18       29,539       4,778       4,778      100,000     7,733      7,733     100,000
  19       32,066       4,505       4,505      100,000     7,948      7,948     100,000
  20       34,719       4,134       4,134      100,000     8,128      8,128     100,000
  25       50,113         309         309      100,000     8,407      8,407     100,000
  30       69,760           0           0            0     7,095      7,095     100,000

---------------
 * These values reflect investment results using guaranteed cost of insurance rates, mortality and expense risk, premium expense and administrative charges.

** These values reflect investment results using current cost of insurance rates, mortality and expense risk, premium expense and administrative charges.

     The death benefit may, and the policy account values and net cash surrender values will differ if premiums are paid in different amounts or frequencies.

     It is emphasized that the hypothetical investment results are illustrative only and should not be deemed a representation of past or future investment results. Actual investment results may be more or less than those shown. The Death Benefit, Policy Account Value and Net Cash Surrender Value for a Policy would be different from those shown if actual rates of investment return applicable to the Policy averaged 0%, 6% or 12% over a period of years, but also fluctuated above or below that average for individual Policy years. The Death Benefit, Policy Account Value and Net Cash Surrender Value for a Policy would also be different from those shown, depending on the investment allocations made to the subaccounts and the different rates of return of the subaccounts if the actual rates of investment return applicable to the Policy averaged 0%, 6% or 12%, but varied above or below that average for particular subaccounts. No representations can be made that these hypothetical rates of return can be achieved for any one year or sustained over any period of time.

     PROVIDENTMUTUAL -- FLEXIBLE PREMIUM ADJUSTABLE VARIABLE LIFE INSURANCE

 $100,000 FACE AMOUNT   MALE INSURED ISSUE AGE 40 PREFERRED
DEATH BENEFIT OPTION A      ANNUAL PREMIUM       $1,000

              ASSUMING HYPOTHETICAL GROSS ANNUAL RATE OF RETURN 6%

                        GUARANTEED (NET RATE OF 4.17%)     CURRENT (NET RATE OF 4.43%)
          PREMIUMS     --------------------------------   -----------------------------
END OF   ACCUMULATED    POLICY     NET CASH               POLICY    NET CASH
POLICY   AT 5% INT.    ACCOUNT    SURRENDER     DEATH     ACCOUNT   SURRENDER    DEATH
 YEAR     PER YEAR      VALUE       VALUE      BENEFIT     VALUE      VALUE     BENEFIT
------   -----------   --------   ----------   --------   -------   ---------   -------
   1        1,050          607           0     100,000       696          0     100,000
   2        2,153        1,223         373     100,000     1,407        557     100,000
   3        3,310        1,849         929     100,000     2,132      1,212     100,000
   4        4,526        2,481       1,491     100,000     2,870      1,880     100,000
   5        5,802        3,120       2,060     100,000     3,620      2,560     100,000
   6        7,142        3,764       2,634     100,000     4,381      3,251     100,000
   7        8,549        4,410       3,410     100,000     5,158      4,158     100,000
   8       10,027        5,058       4,308     100,000     5,951      5,201     100,000
   9       11,578        5,705       5,205     100,000     6,764      6,264     100,000
  10       13,207        6,348       6,098     100,000     7,609      7,359     100,000
  11       14,917        6,986       6,986     100,000     8,470      8,470     100,000
  12       16,713        7,613       7,613     100,000     9,343      9,343     100,000
  13       18,599        8,221       8,221     100,000    10,226     10,226     100,000
  14       20,579        8,805       8,805     100,000    11,116     11,116     100,000
  15       22,657        9,356       9,356     100,000    12,009     12,009     100,000
  16       24,840        9,866       9,866     100,000    13,027     13,027     100,000
  17       27,132       10,328      10,328     100,000    14,066     14,066     100,000
  18       29,539       10,735      10,735     100,000    15,127     15,127     100,000
  19       32,066       11,078      11,078     100,000    16,211     16,211     100,000
  20       34,719       11,344      11,344     100,000    17,318     17,318     100,000
  25       50,113       10,891      10,891     100,000    23,187     23,187     100,000
  30       69,760        4,842       4,842     100,000    29,316     29,316     100,000

---------------
 * These values reflect investment results using guaranteed cost of insurance rates, mortality and expense risk, premium expense and administrative charges.

** These values reflect investment results using current cost of insurance rates, mortality and expense risk, premium expense and administrative charges.

     The death benefit may, and the policy account values and net cash surrender values will differ if premiums are paid in different amounts or frequencies.

     It is emphasized that the hypothetical investment results are illustrative only and should not be deemed a representation of past or future investment results. Actual investment results may be more or less than those shown. The Death Benefit, Policy Account Value and Net Cash Surrender Value for a Policy would be different from those shown if actual rates of investment return applicable to the Policy averaged 0%, 6% or 12% over a period of years, but also fluctuated above or below that average for individual Policy years. The Death Benefit, Policy Account Value and Net Cash Surrender Value for a Policy would also be different from those shown, depending on the investment allocations made to the subaccounts and the different rates of return of the subaccounts if the actual rates of investment return applicable to the Policy averaged 0%, 6% or 12%, but varied above or below that average for particular subaccounts. No representations can be made that these hypothetical rates of return can be achieved for any one year or sustained over any period of time.

     PROVIDENTMUTUAL -- FLEXIBLE PREMIUM ADJUSTABLE VARIABLE LIFE INSURANCE

 $100,000 FACE AMOUNT   MALE INSURED ISSUE AGE 40 PREFERRED
DEATH BENEFIT OPTION A      ANNUAL PREMIUM       $1,000

             ASSUMING HYPOTHETICAL GROSS ANNUAL RATE OF RETURN 12%

                       GUARANTEED (NET RATE OF 10.06%)    CURRENT (NET RATE OF 10.34%)
          PREMIUMS     --------------------------------   -----------------------------
END OF   ACCUMULATED    POLICY     NET CASH               POLICY    NET CASH
POLICY   AT 5% INT.    ACCOUNT    SURRENDER     DEATH     ACCOUNT   SURRENDER    DEATH
 YEAR     PER YEAR      VALUE       VALUE      BENEFIT     VALUE      VALUE     BENEFIT
------   -----------   --------   ----------   --------   -------   ---------   -------
   1        1,050          652           0     100,000        743          0    100,000
   2        2,153        1,352         502     100,000      1,547        697    100,000
   3        3,310        2,106       1,186     100,000      2,416      1,496    100,000
   4        4,526        2,917       1,927     100,000      3,356      2,366    100,000
   5        5,802        3,790       2,730     100,000      4,372      3,312    100,000
   6        7,142        4,729       3,599     100,000      5,472      4,342    100,000
   7        8,549        5,740       4,740     100,000      6,669      5,669    100,000
   8       10,027        6,827       6,077     100,000      7,972      7,222    100,000
   9       11,578        7,998       7,498     100,000      9,398      8,898    100,000
  10       13,207        9,259       9,009     100,000     10,970     10,720    100,000
  11       14,917       10,618      10,618     100,000     12,687     12,687    100,000
  12       16,713       12,081      12,081     100,000     14,561     14,561    100,000
  13       18,599       13,652      13,652     100,000     16,606     16,606    100,000
  14       20,579       15,340      15,340     100,000     18,839     18,839    100,000
  15       22,657       17,152      17,152     100,000     21,277     21,277    100,000
  16       24,840       19,098      19,098     100,000     24,057     24,057    100,000
  17       27,132       21,188      21,188     100,000     27,112     27,112    100,000
  18       29,539       23,439      23,439     100,000     30,475     30,475    100,000
  19       32,066       25,865      25,865     100,000     34,182     34,182    100,000
  20       34,719       28,483      28,483     100,000     38,272     38,272    100,000
  25       50,113       45,198      45,198     100,000     66,200     66,200    100,000
  30       69,760       71,448      71,448     100,000    112,827    112,827    130,880

---------------
 * These values reflect investment results using guaranteed cost of insurance rates, mortality and expense risk, premium expense and administrative charges.

** These values reflect investment results using current cost of insurance rates, mortality and expense risk, premium expense and administrative charges.

     The death benefit may, and the policy account values and net cash surrender values will differ if premiums are paid in different amounts or frequencies.

     It is emphasized that the hypothetical investment results are illustrative only and should not be deemed a representation of past or future investment results. Actual investment results may be more or less than those shown. The Death Benefit, Policy Account Value and Net Cash Surrender Value for a Policy would be different from those shown if actual rates of investment return applicable to the Policy averaged 0%, 6% or 12% over a period of years, but also fluctuated above or below that average for individual Policy years. The Death Benefit, Policy Account Value and Net Cash Surrender Value for a Policy would also be different from those shown, depending on the investment allocations made to the subaccounts and the different rates of return of the subaccounts if the actual rates of investment return applicable to the Policy averaged 0%, 6% or 12%, but varied above or below that average for particular subaccounts. No representations can be made that these hypothetical rates of return can be achieved for any one year or sustained over any period of time.

     PROVIDENTMUTUAL -- FLEXIBLE PREMIUM ADJUSTABLE VARIABLE LIFE INSURANCE

 $100,000 FACE AMOUNT   MALE INSURED ISSUE AGE 40 PREFERRED
DEATH BENEFIT OPTION B      ANNUAL PREMIUM       $1,000

              ASSUMING HYPOTHETICAL GROSS ANNUAL RATE OF RETURN 0%

                       GUARANTEED (NET RATE OF -1.73%)    CURRENT (NET RATE OF -1.48%)
          PREMIUMS     --------------------------------   -----------------------------
END OF   ACCUMULATED    POLICY     NET CASH               POLICY    NET CASH
POLICY   AT 5% INT.    ACCOUNT    SURRENDER     DEATH     ACCOUNT   SURRENDER    DEATH
 YEAR     PER YEAR      VALUE       VALUE      BENEFIT     VALUE      VALUE     BENEFIT
------   -----------   --------   ----------   --------   -------   ---------   -------
   1        1,050         562           0      100,562       648          0     100,648
   2        2,153       1,096         246      101,096     1,268        418     101,268
   3        3,310       1,603         683      101,603     1,861        941     101,861
   4        4,526       2,080       1,090      102,080     2,424      1,434     102,424
   5        5,802       2,528       1,468      102,528     2,957      1,897     102,957
   6        7,142       2,944       1,814      102,944     3,456      2,326     103,456
   7        8,549       3,326       2,326      103,326     3,927      2,927     103,927
   8       10,027       3,673       2,923      103,673     4,370      3,620     104,370
   9       11,578       3,983       3,483      103,983     4,788      4,288     104,788
  10       13,207       4,252       4,002      104,252     5,189      4,939     105,189
  11       14,917       4,481       4,481      104,481     5,558      5,558     105,558
  12       16,713       4,662       4,662      104,662     5,891      5,891     105,891
  13       18,599       4,789       4,789      104,789     6,182      6,182     106,182
  14       20,579       4,858       4,858      104,858     6,430      6,430     106,430
  15       22,657       4,860       4,860      104,860     6,628      6,628     106,628
  16       24,840       4,790       4,790      104,790     6,913      6,913     106,913
  17       27,132       4,640       4,640      104,640     7,160      7,160     107,160
  18       29,539       4,409       4,409      104,409     7,369      7,369     107,369
  19       32,066       4,089       4,089      104,089     7,542      7,542     107,542
  20       34,719       3,670       3,670      103,670     7,674      7,674     107,674
  25       50,113           0           0            0     7,662      7,662     107,662
  30       69,760           0           0            0     5,953      5,953     105,953

---------------
 * These values reflect investment results using guaranteed cost of insurance rates, mortality and expense risk, premium expense and administrative charges.

** These values reflect investment results using current cost of insurance rates, mortality and expense risk, premium expense and administrative charges.

     The death benefit may, and the policy account values and net cash surrender values will differ if premiums are paid in different amounts or frequencies.

     It is emphasized that the hypothetical investment results are illustrative only and should not be deemed a representation of past or future investment results. Actual investment results may be more or less than those shown. The Death Benefit, Policy Account Value and Net Cash Surrender Value for a Policy would be different from those shown if actual rates of investment return applicable to the Policy averaged 0%, 6% or 12% over a period of years, but also fluctuated above or below that average for individual Policy years. The Death Benefit, Policy Account Value and Net Cash Surrender Value for a Policy would also be different from those shown, depending on the investment allocations made to the subaccounts and the different rates of return of the subaccounts if the actual rates of investment return applicable to the Policy averaged 0%, 6% or 12%, but varied above or below that average for particular subaccounts. No representations can be made that these hypothetical rates of return can be achieved for any one year or sustained over any period of time.

     PROVIDENTMUTUAL -- FLEXIBLE PREMIUM ADJUSTABLE VARIABLE LIFE INSURANCE

 $100,000 FACE AMOUNT   MALE INSURED ISSUE AGE 40 PREFERRED
DEATH BENEFIT OPTION B      ANNUAL PREMIUM       $1,000

              ASSUMING HYPOTHETICAL GROSS ANNUAL RATE OF RETURN 6%

                        GUARANTEED (NET RATE OF 4.17%)     CURRENT (NET RATE OF 4.43%)
          PREMIUMS     --------------------------------   -----------------------------
END OF   ACCUMULATED    POLICY     NET CASH               POLICY    NET CASH
POLICY   AT 5% INT.    ACCOUNT    SURRENDER     DEATH     ACCOUNT   SURRENDER    DEATH
 YEAR     PER YEAR      VALUE       VALUE      BENEFIT     VALUE      VALUE     BENEFIT
------   -----------   --------   ----------   --------   -------   ---------   -------
   1        1,050          606           0     100,606       695          0     100,695
   2        2,153        1,218         368     101,218     1,402        552     101,402
   3        3,310        1,838         918     101,838     2,121      1,201     102,121
   4        4,526        2,462       1,472     102,462     2,851      1,861     102,851
   5        5,802        3,090       2,030     103,090     3,590      2,530     103,590
   6        7,142        3,719       2,589     103,719     4,335      3,205     104,335
   7        8,549        4,347       3,347     104,347     5,093      4,093     105,093
   8       10,027        4,971       4,221     104,971     5,861      5,111     105,861
   9       11,578        5,589       5,089     105,589     6,645      6,145     106,645
  10       13,207        6,198       5,948     106,198     7,453      7,203     107,453
  11       14,917        6,794       6,794     106,794     8,270      8,271     108,270
  12       16,713        7,369       7,369     107,369     9,091      9,091     109,091
  13       18,599        7,917       7,917     107,917     9,912      9,912     109,912
  14       20,579        8,429       8,429     108,429    10,728     10,728     110,728
  15       22,657        8,895       8,895     108,895    11,533     11,533     111,533
  16       24,840        9,306       9,306     109,306    12,465     12,465     112,465
  17       27,132        9,651       9,651     109,651    13,404     13,404     113,404
  18       29,539        9,923       9,923     109,923    14,351     14,351     114,351
  19       32,066       10,110      10,110     110,110    15,304     15,304     115,304
  20       34,719       10,199      10,199     110,199    16,261     16,261     116,261
  25       50,113        8,461       8,461     108,461    20,999     20,999     120,999
  30       69,760          580         580     100,580    24,948     24,948     124,948

---------------
 * These values reflect investment results using guaranteed cost of insurance rates, mortality and expense risk, premium expense and administrative charges.

** These values reflect investment results using current cost of insurance rates, mortality and expense risk, premium expense and administrative charges.

     The death benefit may, and the policy account values and net cash surrender values will differ if premiums are paid in different amounts or frequencies.

     It is emphasized that the hypothetical investment results are illustrative only and should not be deemed a representation of past or future investment results. Actual investment results may be more or less than those shown. The Death Benefit, Policy Account Value and Net Cash Surrender Value for a Policy would be different from those shown if actual rates of investment return applicable to the Policy averaged 0%, 6% or 12% over a period of years, but also fluctuated above or below that average for individual Policy years. The Death Benefit, Policy Account Value and Net Cash Surrender Value for a Policy would also be different from those shown, depending on the investment allocations made to the subaccounts and the different rates of return of the subaccounts if the actual rates of investment return applicable to the Policy averaged 0%, 6% or 12%, but varied above or below that average for particular subaccounts. No representations can be made that these hypothetical rates of return can be achieved for any one year or sustained over any period of time.

     PROVIDENTMUTUAL -- FLEXIBLE PREMIUM ADJUSTABLE VARIABLE LIFE INSURANCE

           $100,000 FACE AMOUNT               MALE INSURED ISSUE AGE 40 PREFERRED
          DEATH BENEFIT OPTION B                  ANNUAL PREMIUM       $1,000

             ASSUMING HYPOTHETICAL GROSS ANNUAL RATE OF RETURN 12%

                       GUARANTEED (NET RATE OF 10.06%)    CURRENT (NET RATE OF 10.34%)
          PREMIUMS     --------------------------------   -----------------------------
END OF   ACCUMULATED    POLICY     NET CASH               POLICY    NET CASH
POLICY   AT 5% INT.    ACCOUNT    SURRENDER     DEATH     ACCOUNT   SURRENDER    DEATH
 YEAR     PER YEAR      VALUE       VALUE      BENEFIT     VALUE      VALUE     BENEFIT
------   -----------   --------   ----------   --------   -------   ---------   -------
   1        1,050          650           0     100,650       742          0     100,742
   2        2,153        1,346         496     101,346     1,541        691     101,541
   3        3,310        2,093       1,173     102,093     2,404      1,484     102,404
   4        4,526        2,894       1,904     102,894     3,333      2,343     103,333
   5        5,802        3,753       2,693     103,753     4,335      3,275     104,335
   6        7,142        4,671       3,541     104,671     5,413      4,283     105,413
   7        8,549        5,654       4,654     105,654     6,581      5,581     106,581
   8       10,027        6,706       5,956     106,706     7,847      7,097     107,847
   9       11,578        7,830       7,330     107,830     9,225      8,725     109,225
  10       13,207        9,031       8,781     109,031    10,735     10,485     110,735
  11       14,917       10,313      10,313     110,313    12,373     12,373     112,373
  12       16,713       11,678      11,678     111,678    14,147     14,147     114,147
  13       18,599       13,127      13,127     113,127    16,067     16,067     116,067
  14       20,579       14,661      14,661     114,661    18,143     18,143     118,143
  15       22,657       16,281      16,281     116,281    20,386     20,386     120,386
  16       24,840       17,986      17,986     117,986    22,955     22,955     122,955
  17       27,132       19,777      19,777     119,777    25,754     25,754     125,754
  18       29,539       21,659      21,659     121,659    28,807     28,807     128,807
  19       32,066       23,631      23,631     123,631    32,139     32,139     132,139
  20       34,719       25,692      25,692     125,692    35,777     35,777     135,777
  25       50,113       37,071      37,071     137,071    59,647     59,647     159,647
  30       69,760       48,853      48,853     148,853    96,483     96,483     196,483

---------------
 * These values reflect investment results using guaranteed cost of insurance rates, mortality and expense risk, premium expense and administrative charges.

** These values reflect investment results using current cost of insurance rates, mortality and expense risk, premium expense and administrative charges.

     The death benefit may, and the policy account values and net cash surrender values will differ if premiums are paid in different amounts or frequencies.

     It is emphasized that the hypothetical investment results are illustrative only and should not be deemed a representation of past or future investment results. Actual investment results may be more or less than those shown. The Death Benefit, Policy Account Value and Net Cash Surrender Value for a Policy would be different from those shown if actual rates of investment return applicable to the Policy averaged 0%, 6% or 12% over a period of years, but also fluctuated above or below that average for individual Policy years. The Death Benefit, Policy Account Value and Net Cash Surrender Value for a Policy would also be different from those shown, depending on the investment allocations made to the subaccounts and the different rates of return of the subaccounts if the actual rates of investment return applicable to the Policy averaged 0%, 6% or 12%, but varied above or below that average for particular subaccounts. No representations can be made that these hypothetical rates of return can be achieved for any one year or sustained over any period of time.